Hillman Reports First Quarter 2024 Results
CINCINNATI, May 7, 2024 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen weeks ended March 30, 2024.
First Quarter 2024 Highlights (Thirteen weeks ended March 30, 2024)
•Net sales increased 0.2% to $350.3 million compared to $349.7 million in the prior year quarter
•Net loss totaled $(1.5) million, or $(0.01) per diluted share, compared to net loss of $(9.1) million, or $(0.05) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.10 per diluted share compared to $0.06 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $52.3 million compared to $40.2 million in the prior year quarter
•Net cash provided by operating activities was $11.7 million compared to $31.5 million in the prior year quarter
•Free Cash Flow1 totaled $(6.1) million compared to $13.4 million in the prior year quarter
Balance Sheet and Liquidity at March 30, 2024
•Gross debt was $778.2 million, compared to $760.9 million on December 30, 2023; net debt1 outstanding was $747.5 million, compared to $722.4 million on December 30, 2023
•Liquidity available totaled approximately $242.3 million, consisting of $211.6 million of available borrowing under the revolving credit facility and $30.7 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA improved to 3.2x from 3.3x at the end of 2023
Management Commentary
"We started 2024 off on the right foot with strong bottom-line results driven by healthy margins," stated Doug Cahill, Chairman, President, and Chief Executive Officer of Hillman. “Hillman’s differentiated strategy and competitive moat continue to demonstrate resilience in the current market environment. Our performance has been the result of our operational execution, our commitment to taking care of our customers and the resilience of our end markets."
"Early in the first quarter, we finalized the acquisition of Koch Industries, which marks an important milestone for Hillman. This not only expands our product portfolio and enhances
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

our leading position in the market, but it also marks our first recent acquisition of what we expect to be many over the coming years. M&A will be an important part of our growth strategy as we believe we can make accretive acquisitions and then leverage our moat to create additional value for our customers and shareholders.
"As we celebrate our 60th year in business in 2024, we remain steadfast in our commitment to taking care of our customers, our people, and driving profitable growth for years to come. With a solid foundation in place and a focused strategy, we are confident in our ability to deliver strong results throughout 2024 and beyond."

Full Year 2024 Guidance - Reiterated
Hillman reiterated the following guidance based on its current view of the market and its performance expectations during the fifty-two weeks ended December 28, 2024. This guidance was originally provided on February 22, 2024 with Hillman's fourth quarter 2023 results.

Full year 2024 Guidance
Net Sales	$1.475 to $1.555 billion
Adjusted EBITDA[1]	$230 to $240 million
Free Cash Flow[1]	$100 to $120 million
First Quarter 2024 Results Presentation
Hillman plans to host a conference call and webcast presentation today, May 7, 2024, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill, Chief Financial Officer Rocky Kraft, and Chief Operating Officer Jon Michael Adinolfi will host the results presentation.
Date: Tuesday, May 7, 2024
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/ogiyyfvu/
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 46,000 locations. Hillman is celebrating 60 years of service this year, a significant milestone achieved by maintaining strong company values, an innovative culture, and delivering a “small business” experience with “big business” efficiency. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. For more information on Hillman, visit www.hillmangroup.com.
Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) direct and indirect costs associated with the May 2023 ransomware attack, and our receipt of expected insurance receivables associated with that cyber security incident; (6) seasonality; (7) large customer concentration; (8) the ability to recruit and retain qualified employees; (9) the outcome of any legal proceedings that may be instituted against the Company; (10) adverse changes in currency exchange rates; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 22, 2024. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Loss, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Net sales	$350,305	$349,707
Cost of sales (exclusive of depreciation and amortization shown separately below)	183,434	204,509
Selling, warehouse, general and administrative expenses	118,565	111,065
Depreciation	16,338	16,705
Amortization	15,254	15,572
Other expense, net	410	767
Income from operations	16,304	1,089
Interest expense, net	15,271	18,077
Refinancing costs	3,008	—
Loss before income taxes	(1,975)	(16,988)
Income tax benefit	(483)	(7,856)
Net loss	$(1,492)	$(9,132)

Basic loss per share	$(0.01)	$(0.05)
Weighted average basic shares outstanding	195,365	194,548

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	March 30, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$30,672	$38,553
Accounts receivable, net of allowances of $2,433 ($2,770 - 2023)	127,332	103,482
Inventories, net	404,060	382,710
Other current assets	25,130	23,235
Total current assets	587,194	547,980
Property and equipment, net of accumulated depreciation of $345,363 ($333,875 - 2023)	205,025	200,553
Goodwill	828,279	825,042
Other intangibles, net of accumulated amortization of $485,751 ($470,791 - 2023)	643,359	655,293
Operating lease right of use assets	87,334	87,479
Other assets	15,155	14,754
Total assets	$2,366,346	$2,331,101
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,827	$140,290
Current portion of debt and financing lease liabilities	10,061	9,952
Current portion of operating lease liabilities	15,288	14,407
Accrued expenses:
Salaries and wages	16,083	22,548
Pricing allowances	8,002	8,145
Income and other taxes	5,981	6,469
Interest	864	343
Other accrued liabilities	23,059	20,966
Total current liabilities	236,165	223,120
Long-term debt	751,315	731,708
Deferred tax liabilities	131,636	131,552
Operating lease liabilities	78,852	79,994
Other non-current liabilities	7,086	10,198
Total liabilities	$1,205,054	$1,176,572
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 195,942,200 issued and outstanding at March 30, 2024 and 194,913,124 issued and outstanding at December 30, 2023	20	20
Additional paid-in capital	1,427,120	1,418,535
Accumulated deficit	(237,698)	(236,206)
Accumulated other comprehensive loss	(28,150)	(27,820)
Total stockholders' equity	1,161,292	1,154,529
Total liabilities and stockholders' equity	$2,366,346	$2,331,101

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Cash flows from operating activities:
Net loss	$(1,492)	$(9,132)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,592	32,277
Deferred income taxes	(386)	(2,594)
Deferred financing and original issue discount amortization	1,330	1,332
Stock-based compensation expense	2,829	2,637
Loss on debt restructuring	3,008	—
Cash paid to third parties in connection with debt restructuring	(1,554)	—
Loss on disposal of property and equipment	56	82
Change in fair value of contingent consideration	332	1,715
Changes in operating items:
Accounts receivable, net	(25,095)	(33,963)
Inventories, net	(2,341)	38,871
Other assets	(4,014)	(5,934)
Accounts payable	14,632	11,406
Other accrued liabilities	(7,221)	(5,190)
Net cash provided by operating activities	11,676	31,507
Net cash from investing activities
Acquisition of business, net of cash received	(23,956)	(300)
Capital expenditures	(17,759)	(18,111)
Other investing activities	(67)	(113)
Net cash used for investing activities	(41,782)	(18,524)
Cash flows from financing activities:
Repayments of senior term loans	(2,128)	(2,128)
Financing fees	(33)	—
Borrowings on revolving credit loans	45,000	39,000
Repayments of revolving credit loans	(27,000)	(44,000)
Principal payments under finance lease obligations	(875)	(494)
Proceeds from exercise of stock options	5,899	—
Payments of contingent consideration	(72)	(1,079)
Other financing activities	(380)	(58)
Net cash provided by (used for) financing activities	20,411	(8,759)
Effect of exchange rate changes on cash	1,814	(555)
Net (decrease) increase in cash and cash equivalents	(7,881)	3,669
Cash and cash equivalents at beginning of period	38,553	31,081
Cash and cash equivalents at end of period	$30,672	$34,750

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Net loss	$(1,492)	$(9,132)
Income tax benefit	(483)	(7,856)
Interest expense, net	15,271	18,077
Depreciation	16,338	16,705
Amortization	15,254	15,572
EBITDA	$44,888	$33,366

Stock compensation expense	2,829	2,637
Restructuring and other (1)	991	1,408
Litigation expense (2)	—	260
Transaction and integration expense (3)	274	800
Change in fair value of contingent consideration	332	1,715
Refinancing costs (4)	3,008	—
Total adjusting items	7,434	6,820
Adjusted EBITDA	$52,322	$40,186
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Transaction and integration expense includes professional fees and other costs related to the Koch Industries, Inc acquisition and the CCMP secondary offering in 2023.
(4)In the first quarter of 2024, we entered into a Repricing Amendment (2024 Repricing Amendment) on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Reconciliation to Adjusted Net Income
Net loss	$(1,492)	$(9,132)
Remove adjusting items (1)	7,434	6,820
Remove amortization expense	15,254	15,572
Remove tax benefit on adjusting items and amortization expense (2)	(2,236)	(1,661)
Adjusted Net Income	$18,960	$11,599

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.01)	$(0.05)
Remove adjusting items (1)	0.04	0.03
Remove amortization expense	0.08	0.08
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)
Adjusted Diluted Earnings per Share	$0.10	$0.06

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	195,365	194,548
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	2,287	845
Adjusted Diluted Shares	197,652	195,394
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
Per Share Impact of Adjusting Items

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Stock compensation expense	$0.01	$0.01
Restructuring and other costs	0.01	0.01
Litigation expense	0.00	0.00
Transaction and integration expense	0.00	0.00
Change in fair value of contingent consideration	—	0.01
Refinancing costs	0.02	—
Total adjusting items	$0.04	$0.03
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	March 30, 2024	December 30, 2023
Revolving loans	$18,000	$—
Senior term loan, due 2028	749,725	751,852
Finance leases and other obligations	10,453	9,097
Gross debt	$778,178	$760,949
Less cash	30,672	38,553
Net debt	$747,506	$722,396
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirteen Weeks Ended March 30, 2024	Thirteen Weeks Ended April 1, 2023
Net cash provided by operating activities	$11,676	$31,507
Capital expenditures	(17,759)	(18,111)
Free cash flow	$(6,083)	$13,396
Source: Hillman Solutions Corp
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